Exhibit 99.1

American Electric Technologies, Inc
1250 Wood Branch Park Drive
Houston, Texas 77079
713.644.8182

FOR RELEASE – August 13 – 7:00 am (EST)

AETI Announces improved profits in the Second quarter

Improved gross margin percentage and international results drive EPS growth

HOUSTON, August 13, 2015 - American Electric Technologies, Inc. (NASDAQ: AETI), a leading provider of power delivery solutions for the global energy industry, today announced its second quarter 2015 financial results.

The Company reported net income attributable to common shareholders of $0.5 million, up 146% from the $0.2 million reported in the first quarter and up from the $1.4 million loss in the 2nd quarter of 2014. The Q2 2014 results included the impairment of the Company’s American Access Technologies business.

Fully diluted earnings per share were $0.06 for the quarter, up from $0.02 in Q1 of 2015 and up from a loss of ($0.17) in the second quarter of 2014.

“Although the oil & gas markets have been challenging so far this year, I’m pleased we were able to achieve higher gross margin percentages and profitability based on continued improvement in project execution and on our focus on higher margin, energy-related services.” said Charles Dauber, AETI president and chief executive officer.

Gross margins increased to 17% during the quarter from 15% in both Q1 of this year and Q2 of 2014.

The Company reported consolidated revenue of $12.3 million in the quarter, down from $15.3 million in Q1 of this year and down from the $13.4 million in the second quarter of 2014.

Dauber continued, “Although revenues were lower in Q2 as a result of the slowdown in land and offshore oil drilling markets and reduced power generation business, as we look ahead to the second half of the year, we see business in our mid and down-stream oil & gas and power generation sectors picking up and have been booking orders in those sectors for end of the year deliveries.”

M&I Electric Brazil, the Company’s wholly owned subsidiary in Brazil, contributed $1.0 million of revenue and $0.26 million of profit in the quarter, its first profitable quarter after starting operations in Q3 of last year. The Company’s international joint ventures reported net equity income after expenses, of $0.2 million for the quarter, up from breakeven performance in Q1 of this year, but down from the $0.9 million in the second quarter of 2014.

“Internationally, our wholly-owned subsidiary M&I Electric Brazil is growing and profitable in the quarter. We were pleased that our BOMAY joint venture in China continues to have a good year and are working with our Singapore Joint Venture Partner, Sonepar, to get the MIEFE joint venture back on track”, added Dauber.

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

The Company reported EBITDA, a non-U.S. GAAP measure, from continuing operations of $0.7 million, up from $0.5 million in Q1 2015 but down from $1.2 million in Q2 2014.

The Company reported backlog of $16.5 million for the second quarter of 2015 which is down from the $20.3 million reported for the first quarter.

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Conference Call

AETI will conduct a conference call at 10 a.m. EST on August 13 to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 866-952-1908 passcode 624731 in the United States and Canada. International callers should dial +1 785-424-1827 passcode 624731.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and construction services.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas; Bay St. Louis, Mississippi; and Macaé and Rio de Janeiro, Brazil. In addition, AETI has minority interests in two joint ventures, which have facilities located in Xian, China and Singapore. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future domestic and international demand for our products, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 30, 2015. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

Investor Contact:

American Electric Technologies, Inc.

Andrew L. Puhala

713-644-8182

investorrelations@aeti.com

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except share and per share data, percentages calculated on total sales)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$12,302	$13,430	$27,613	$29,278
Cost of sales	10,258	11,402	23,286	24,815

Gross profit	2,044	2,028	4,327	4,463

Operating expenses:
Research and development	90	159	228	226
Selling and marketing	493	570	1,096	1,233
General and administrative	1,256	1,148	2,523	2,355

Total operating expenses	1,839	1,877	3,847	3,814

Income (loss) from consolidated continuing operations	205	151	480	649

Net equity income from foreign joint ventures’ operations:
BOMAY	265	960	456	1,508
MIEFE	19	112	(56)	74
AAG	—	38	—	2
Foreign joint ventures’ operations related expenses	(109)	(178)	(207)	(290)

Net equity income from foreign joint ventures’ operations	175	932	193	1,294

Income (loss) from consolidated continuing operations and net equity income from foreign joint ventures’ operations	380	1,083	673	1,943

Other income (expense):
Interest expense and other, net	(45)	(21)	(64)	(33)
Foreign transaction gain	134	—	134	—

Continuing operations income (loss) before income taxes	469	1,062	743	1,910

Provision for (benefit from) income taxes on continuing operations	(78)	—	(78)	—

Net income (loss) from continuing operations	547	1,062	821	1,910

Discontinued operations income (loss)	—	(2,384)	—	(2,652)

Provision for income taxes on discontinued operations	—	—	—	—

Net income (loss) from discontinued operations	—	(2,384)	—	(2,652)

Net income (loss) before dividends on redeemable convertible preferred stock	547	(1,322)	821	(742)
Dividends on redeemable convertible preferred stock	(87)	(86)	(174)	(172)

Net income (loss) attributable to common stockholders	$460	$(1,408)	$647	$(914)

Earnings (loss) from continuing operations per common share:
Basic	$0.06	$0.12	$0.08	$0.21
Diluted	$0.06	$0.11	$0.08	$0.20
Weighted - average number of continuing operations shares outstanding:
Basic	8,250,833	8,176,808	8,235,901	8,115,214
Diluted	8,293,947	9,723,076	8,279,014	9,710,422
Loss per common share from discontinued operations:
Basic and diluted	$—	$(0.29)	$—	$(0.32)
Total earnings (loss) per common share:
Basic	$0.06	$(0.17)	$0.08	$(0.11)
Diluted	$0.06	$(0.17)	$0.08	$(0.11)
Weighted - average number of common shares outstanding:
Basic	8,250,833	8,176,808	8,235,901	8,115,214
Diluted	8,293,947	8,176,808	8,279,014	8,115,214

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2015	December 31,
	(unaudited)	2014
Assets
Current assets:
Cash and cash equivalents	$8,246	$3,550
Accounts receivable-trade, net of allowance of $285 and $315 at June 30, 2015 and December 31, 2014	7,641	11,877
Inventories, net of allowance of $108 and $73 at June 30, 2015 and December 31, 2014	2,110	2,769
Cost and estimated earnings in excess of billings on uncompleted contracts	3,789	2,989
Prepaid expenses and other current assets	504	750

Total current assets	22,290	21,935
Property, plant and equipment, net	8,363	8,373
Advances to and investments in foreign joint ventures	11,436	12,054
Other assets	502	242
Long-term assets held for sale	650	650

Total assets	$43,241	$43,254

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,271	$6,447
Accrued payroll and benefits	710	1,145
Other accrued expenses	459	640
Billings in excess of costs and estimated earnings on uncompleted contracts	2,715	1,983
Revolving line of credit	1,500	—
Current portion of long-term note payable	267	222
Other current liabilities	67	150

Total current liabilities	9,989	10,587
Long-term note payable	3,644	3,778
Deferred income taxes	2,996	3,046
Deferred compensation	297	290

Total liabilities	16,926	17,701

Convertible preferred stock:
Redeemable convertible preferred stock, Series A, net of discount of $695 at June 30, 2015 and $719 at December 31, 2014; $0.001 par value, 1,000,000 shares authorized, issued and outstanding at June 30, 2015 and December 31, 2014	4,305	4,281
Stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 8,250,897 and 8,185,323 shares issued and outstanding at June 30, 2015 and December 31, 2014	8	8
Treasury stock, at cost 131,928 shares at June 30, 2015 and 111,640 shares at December 31, 2014	(792)	(722)
Additional paid-in capital	11,674	11,418
Accumulated other comprehensive income	756	851
Retained earnings; including accumulated statutory reserves in equity method investments of $2,237 and $2,100 at June 30, 2015 and December 31, 2014	10,364	9,717

Total stockholders’ equity	22,010	21,272

Total liabilities and stockholders’ equity	$43,241	$43,254

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings on Continuing Operations, Including Net Equity Income from Foreign Joint Ventures, Before Interest, Dividends, Taxes, Depreciation and Amortization (“EBITDA”)

Unaudited

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss) attributable to common stockholders	$460	$(1,408)	$647	$(914)
Add: Discontinued operations income (loss)	—	2,384	—	2,652
Depreciation and amortization	222	131	459	259
Interest expense and other, net	45	21	64	33
Provision for (benefit benefit) for income taxes	(78)	—	(78)	—
Dividend on redeemable preferred stock	87	86	174	172

EBITDA	$736	$1,214	$1,266	$2,202

The Company is disclosing EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results. For more discussion of the use and limitations of EBITDA, see the 2014 10-K which was filed on March 30, 2015.